AWARD NOTICE

to [name]

Date of Grant: ________________

Pursuant to the Continental Airlines, Inc.

Officer Retention and Incentive Award Program

This document constitutes your formal Award Notice as a Participant under the Continental Airlines, Inc. Officer Retention and Incentive Award Program (as amended from time to time, the "Retention Program") adopted under the Continental Airlines, Inc. Incentive Plan 2000 (as amended from time to time, the "Incentive Plan 2000"). This Award Notice evidences your receipt of _________Award[s] under the Retention Program, as follows:

    An Award of ________ PARs with a Base Value of $_____ per Phantom Unit relating to the Company's Investment in ____________of____________;
    [An Award of ________ PARs with a Base Value of $______ per Phantom Unit relating to the Company's Investment in ___________of __________.]

Each PAR represents the right to receive the difference, if any, between the Market Value of a Phantom Unit and the Base Value of such Phantom Unit. A Phantom Unit is the Human Resources Committee's determination of the unit by which to measure value, price or amount with respect to any Investment and, with respect to the Phantom Units on which your PARs are based, is one-millionth of the Investment. Your Awards do not create any interest in any of the Investments owned by the Company or a Subsidiary, which remain the sole property of the Company or the Subsidiary. Your Awards are instead a right to receive a cash payment measured by a portion of the gain and profits associated with the related Investments. Your Awards are subject to adjustment in the manner specified in Section 4.6 of the Retention Program.

Your Awards vest at the rate of 6.25% for each full three-month period (commencing on the Date of Grant, which is set forth above) that you remain continuously employed by the Company of a Subsidiary, or as otherwise set forth in the Retention Program.

Your Awards may be redeemed in any of three circumstances. First, if the related Investment is Liquid, you may redeem any or all of your related vested PARs by giving notice to the Company (on a form to be prescribed by the Company) during one of four Window Periods each year, and those PARs will be redeemed by the Company promptly after the end of the applicable Window Period. Second, if the Company makes a Disposition of the related Investment, you may be entitled to a redemption of some or all or your related unredeemed PARs. Payment would be made promptly after the Disposition with respect to vested PARs and promptly after vesting with respect to unvested PARs. Third, any unredeemed vested PARs will be redeemed promptly after the 10th anniversary of the date of grant of the first award to any individual under the Retention Program related to the applicable Investment. In each case, prior to any redemption, the Human Resources Committee must certify that the related Performance Goal with respect to the Award was satisfied. All redemptions will be made in cash.

Generally, the Performance Goal with respect to an Award is that (i) the Market Value of a Phantom Unit subject to such Award exceeds the Base Value of such Phantom Unit as of the date as of which a Redemption Amount is determined with respect to such Award, and (ii) the value of the Investment to which such Award relates and the value of Investments in different equity holdings in the same entity, together with the value of all Follow-up Investments with respect to such Investments, exceeds the aggregate out-of-pocket cost of such Investments and such Follow-up Investments to the Company and the Subsidiaries paid to the issuer or seller thereof (determined as of the date as of which a Redemption Amount is determined with respect to such Award).

A Participant who is employed by the Company or a Subsidiary on the date a Change in Control occurs shall obtain on such date a 100% Vested Interest in all then outstanding Awards held by such Participant.

Capitalized terms used in this Award Notice are defined in the Retention Program, and the Awards are subject to the terms of the Retention Program and the Incentive Plan 2000. The Retention Program and the Incentive Plan 2000 are hereby incorporated into this Award Notice by reference.

If you have any questions, or wish to obtain a copy of the Retention Program or the Incentive Plan 2000, please contact _______________.

CONTINENTAL AIRLINES, INC.

By:_________________________

[Authorized Officer]